Exhibit 99.1

Filed by Byline Bancorp, Inc.

Pursuant to Rule 425 of the Securities Act of 1933

and deemed filed pursuant to Rule 14a-12

of the Securities Exchange Act of 1934

Subject Company: Byline Bancorp, Inc. (Commission File No. 001-38139)

Byline Bancorp, Inc. and first security Bancorp, Inc. Announce Definitive Merger Agreement

Chicago & Elmwood Park, IL, September 30, 2024 – Byline Bancorp, Inc. (“Byline”) (NYSE: BY), and First Security Bancorp, Inc. (“First Security Bancorp”) today jointly announced that they have entered into a definitive merger agreement pursuant to which First Security Bancorp and its wholly owned subsidiary, First Security Trust and Savings Bank (“First Security”), will combine with Byline Bancorp, Inc. in a cash and stock transaction valued at approximately $41.0 million based upon Byline’s closing stock price as of September 27, 2024.

The partnership will present a unique opportunity to combine two culturally aligned franchises by strengthening Byline’s position as the preeminent commercial bank in Chicago. The transaction will solidify Byline’s position as Chicago’s largest community bank with assets under $10 billion, $7.3 billion in loans and $7.8 billion in deposits, with 45 branches across the greater Chicago metropolitan area.

First Security Bancorp, Inc., the parent company of First Security Trust and Savings Bank, is headquartered in Elmwood Park, IL with total assets of $354.8 million, total loans of $201.4 million and total deposits of $321.8 million as of June 30, 2024. Serving its communities for over 75 years, First Security Trust and Savings Bank offers commercial and community banking services, with one branch location in Elmwood Park, IL.

Roberto R. Herencia, Executive Chairman and Chief Executive Officer of Byline Bancorp, Inc., stated, “First Security Trust and Savings Bank is a highly respected financial institution that shares our core values of exceptional customer service and building lasting relationships within the communities we serve and call home. At Byline, our M&A strategy is centered on finding the right partners – those who align with our values and strengthen our presence in complementary markets.”

“We are pleased to add this high-quality and complimentary Chicagoland franchise through a partnership that aligns with our strategy of being the preeminent commercial bank in Chicago. First Security brings a solid core deposit base that further enhances balance sheet flexibility, while its loan mix adds valuable diversification to our portfolio,” said Alberto J. Paracchini, President of Byline Bancorp, Inc. “Together, we believe this partnership will enhance our financial position, drive sustainable growth, and create long-term value for our stockholders, all while reinforcing our commitment to our core markets and staying true to our local roots. We are excited to welcome First Security customers to Byline and look forward to serving them with the same dedication and excellence they’ve come to expect.”

Danny Wirtz, Chairman and Chief Executive Officer of First Security Bancorp, Inc., said, “By joining forces with Byline, we are aligning with a partner that shares our commitment to exceptional customer service, innovation and community focus. First Security Bancorp was founded on the principles of offering tailored products and services to meet our customers’ financial needs, and this partnership will further those principles. We believe

Byline can leverage First Security’s strengths to drive continued growth in the Chicago market, while also creating greater value for our customers and the communities we serve.”

Transaction Details

Under the terms of the definitive merger agreement, at the closing of the transaction, Byline will issue 2.1794 shares of its common stock for each outstanding share of First Security Bancorp common stock, or approximately 1.5 million shares to First Security Bancorp common stockholders, subject to adjustment per the terms of the agreement. Based upon the closing price of Byline’s common stock of $26.16 on September 27, 2024, this represents a transaction value of approximately $38.4 million or $57.01 per First Security Bancorp common share. Outstanding First Security Bancorp preferred shares will be redeemed in cash at closing with an estimated aggregate value of approximately $2.6 million in accordance with the terms of the certificate of designation.

The transaction has been approved unanimously by each company’s board of directors and is expected to close during the second quarter of 2025, and is subject to regulatory approvals, the approval of First Security Bancorp, Inc.’s stockholders, and the satisfaction of certain other closing conditions.

Stephens Inc. served as financial advisor to Byline, and Vedder Price P.C. served as Byline’s legal advisor. D.A. Davidson & Co. served as financial advisor to First Security Bancorp, and Barack Ferrazzano Kirschbaum & Nagelberg LLP served as First Security Bancorp’s legal advisor.

Presentation

A slide presentation relating to the transaction can be accessed on the “News and Events” page of Byline’s website at www.bylinebancorp.com.

About Byline Bancorp, Inc.

Headquartered in Chicago, Byline Bancorp, Inc. is the parent company of Byline Bank, a full service commercial bank serving small- and medium-sized businesses, financial sponsors, and consumers. Byline Bank has approximately $9.6 billion in assets and operates 46 branch locations throughout the Chicago and Milwaukee metropolitan areas. Byline Bank offers a broad range of commercial and community banking products and services including small ticket equipment leasing solutions and is one of the top Small Business Administration lenders in the United States.

About First Security Bancorp, Inc.

First Security Bancorp, Inc. is the parent company of First Security Trust and Savings Bank, a full service community bank that offers commercial and community banking services through its headquarters in Elmwood Park, IL. First Security Trust and Savings Bank was founded in 1946 and has continuously been the community bank that local businesses and people could rely on. For more information, visit www.fstsb.com.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements about Byline’s expectations, beliefs, plans, strategies, predictions, forecasts, objectives or assumptions of future events or performance are not historical facts and may be forward-looking. These statements include, but are not limited to, the expected completion date, financial benefits and other effects of the proposed merger of Byline and First Security Bancorp. These statements are often, but not always, made through the use of words or phrases such as “anticipates,” “believes,” “expects,” “can,” “could,” “may,” “predicts,” “potential,” “opportunity,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “seeks,” “intends” and similar words or phrases. Accordingly, these statements involve estimates, known and unknown risks, assumptions and uncertainties that could cause actual strategies, actions or results to differ materially from those expressed in them, and are not guarantees of timing, future results or other events or performance. Because forward-looking statements are necessarily only estimates of future strategies, actions or results, based on management’s current expectations, assumptions and estimates on the date hereof, and there can be no assurance that actual strategies, actions or results will not differ materially from expectations, readers are cautioned not to place undue reliance on such statements. Factors that may cause such a difference include, but are not limited to, the reaction to the transaction of the companies’ customers, employees and counterparties; customer disintermediation; inflation; expected synergies, cost savings and other financial benefits of the proposed transaction might not be realized within the expected timeframes or might be less than projected; the requisite stockholder and regulatory approvals for the proposed transaction might not be obtained; credit and interest rate risks associated with Byline’s and First Security Bancorp, Inc.’s respective businesses, customers, borrowings, repayment, investment, and deposit practices; general economic conditions, either nationally or in the market areas in which Byline and First Security Bancorp, Inc. operate or anticipate doing business, are less favorable than expected; new regulatory or legal requirements or obligations; and other risks. Certain risks and important factors that could affect Byline’s future results are identified in its Annual Report on Form 10-K for the year ended December 31, 2023 and other reports filed with the Securities and Exchange Commission, including among other things under the heading “Risk Factors” in such Annual Report on Form 10-K. Any forward-looking statement speaks only as of the date on which it is made, and Byline undertakes no obligation to update any forward-looking statement, whether to reflect events or circumstances after the date on which the statement is made, to reflect new information or the occurrence of unanticipated events, or otherwise.

Important Additional Information and Where to Find It

This communication is being made in respect of the proposed merger transaction involving Byline and First Security Bancorp. Byline intends to file a registration statement on Form S-4 with the SEC, which will include a proxy statement of First Security Bancorp and a prospectus of Byline, and Byline will file other documents regarding the proposed transaction with the SEC. A definitive proxy statement/prospectus will also be sent to First Security Bancorp stockholders seeking the required stockholder approval of the proposed transaction. Before making any voting or investment decision, investors and security holders of First Security Bancorp are urged to carefully read the entire registration statement and proxy statement/prospectus, when they become available, as well as any amendments or supplements to these documents, because they will contain important information about the proposed transaction. The documents filed by Byline with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, the documents filed by Byline may be obtained free of charge at its website at http://www.bylinebancorp.com/Docs. Alternatively, these documents, when available, can be obtained free of charge from Byline upon written request to Byline Bancorp, Inc., Attn: Brooks Rennie, Head of Investor Relations, 180 North LaSalle Street, 3rd Floor, Chicago, Illinois 60601, or by calling (773) 244-7000.

Information regarding the interests of certain of First Security Bancorp’s directors and executive officers and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the registration statement on Form S-4 regarding the proposed transaction when it becomes available.

Participants in this Transaction

Byline, First Security Bancorp, their respective directors and executive officers and certain of their other members of management and employees may be deemed to be participants in the solicitation of proxies from First Security Bancorp stockholders in connection with the proposed transaction. Information about the directors and executive officers of Byline may be found in Byline’s Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the SEC on March 4, 2024 and in Byline’s proxy statement for its 2024 Annual Meeting of Stockholders, as filed with the SEC on April 22, 2024, copies of which can be obtained free of charge from Byline or from the SEC’s website as indicated above. To the extend the holdings of Byline’s securities by its directors and executive officers have changed since the amounts set forth in Byline’s proxy statement for its 2024 Annual Meeting of Stockholders, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. In addition, information about the directors and executive officers of Byline and First Security Bancorp and other persons who may be deemed participants in the transaction will be included in the proxy statement/prospectus and other relevant materials when filed with the SEC.

Contact For Byline Bancorp, Inc.:

Investors / Media:

Brooks Rennie

Head of Investor Relations

Byline Bank

(312) 660-5805

brennie@bylinebank.com

Contact For First Security Bancorp, Inc.:

Media:

Julia Sznewajs

Res Publica Group

(312) 755-3574

Source: Byline Bancorp, Inc.